June 9, 2014


Securities  Exchange
Commission
450 Fifth Street, NW
Washington, DC 20549

Attn. Document Control



RE	American Depositary
Shares evidenced by American
Depositary Receipts for
Ordinary Shares of Luxfer
Holdings PLC Form F6 File No.
333178281



Ladies and Gentlemen

Pursuant to Rule 424b3 under
the Securities Act of 1933, as
amended, on behalf of BNY
Mellon, as Depositary for
securities against which
American Depositary Receipts
are to be issued, we attach a
copy of the new prospectus
Prospectus reflecting a change
to the form of receipt for Luxfer
Holdings PLC.

As required by Rule 424e, the
upper right hand corner of the
Prospectus cover page has a
reference to Rule 424b3 and to
the file number of the
registration statement to which
the Prospectus relates.

Pursuant to Section III B of the
General Instructions to the Form
F6 Registration Statement, the
Prospectus consists of the ADR
certificate with the revised ratio
for Luxfer Holdings PLC.

The Prospectus has been revised
to include the following
overstamp which states
Effective June 9, 2014, the
American Depositary Share
ADS ratio has changed such that
each American Depositary
Share represents 1 one
deposited Share.

Please contact me with any
questions or comments at 212
8156915



Margaret Keyes
The Bank of New York Mellon
ADR Division
Encl.
CC Paul Dudek, Esq. Office of
International Corporate Finance